Exhibit 99.1

31A Leningradsky Prospekt

Moscow 125284

Russia

July 17, 2015

UTH Russia Limited

Poseidonos 1

Ledra Business Center, Egkomi

P.C. 2046, Nicosia

Cyprus

Re:          Exclusivity

Ladies and Gentlemen:

This letter agreement sets forth our understanding with respect to a period of exclusivity during which UTH Russia Limited (or its affiliates, the “Bidder”) will have the exclusive right to negotiate with CTC Media, Inc. (the “Seller”) and to complete confirmatory due diligence in connection with the proposed acquisition by the Bidder of 75% of the outstanding participation interests in CTC Investments LLC, a Russian intermediate holding company that is wholly owned by the Seller and that in turn directly or indirectly owns all of the Seller’s businesses in Russia and Kazakhstan (the “Business”, and such acquisition, the “Possible Transaction”), as outlined in your offer letter dated as of July 3, 2015.

1.             In order to induce the Bidder to complete its confirmatory due diligence and negotiate a definitive acquisition agreement (and ancillary agreements), the Seller agrees that. except with respect to the Possible Transaction, it will not, and it will cause its subsidiaries and its and their respective directors, officers, employees and other agents and representatives, including without limitation any investment banking, legal or accounting firm retained by it or any of them (each, a “Representative”), not to:

(a)           initiate, solicit or seek any inquiries or the making or implementation of any proposal or offer with respect to an acquisition of the Business, whether by merger, acquisition of stock, participation interests or assets, or otherwise (any such proposal or offer, a “Proposal”);

(b)           engage in any negotiations with, or provide any confidential information or data to, any person relating to a Proposal; or

(c)           enter into or consummate any agreement or understanding with any person relating to a Proposal.

2.             Except with respect to the Possible Transaction, the Seller shall immediately cease and terminate or suspend, and it shall cause its subsidiaries and its and their respective Representatives immediately to cease and terminate or suspend, any discussions or negotiations with any parties heretofore conducted with respect to any Proposal.

3.             The Seller shall also use its reasonable endeavors to ensure that none of its stockholders directly or indirectly holding an interest of 30% or more in the Seller takes any action set out above that the Seller itself could not.

4.             The Seller shall be responsible for any breach of this letter agreement by any of its subsidiaries or any of its or their respective Representatives.

5.             The parties hereto acknowledge that neither the Bidder nor the Seller shall be bound to consummate a Possible Transaction unless and until the parties execute a definitive agreement with respect to the Possible Transaction, and then only upon the terms and conditions set forth in such definitive agreement. Other than as provided under paragraphs 1 through 5 (inclusive) and 7 through 9 (inclusive) of this letter agreement, neither party hereto shall have any liability to the other if for any reason such a definitive agreement is not executed.

6.             The Bidder shall provide the Seller with a “status update” with respect to the Possible Transaction, including a summary of the Bidder’s remaining due diligence requirements and the Bidder’s views with respect to the overall transaction process as of the respective date, on a weekly basis from July 17, 2015 to September 25, 2015.

7.             The obligations of the Seller hereunder shall terminate at 11:59 pm Moscow time on September 30, 2015; provided, however, that the Seller shall consider in good faith an extension of such time, provided that the Bidder continues to work diligently and in good faith towards the completion of the Possible Transaction. Notwithstanding the foregoing, the obligations of the Seller hereunder shall earlier terminate in the event that:

(a)           the Bidder has ceased to diligently pursue in good faith for a period of more than ten business days the consummation of a Possible Transaction hereunder;

(b)           the consummation of the Possible Transaction would not comply with any international economic sanctions applicable to the Seller; or

(c)           the Seller provides notice to the Bidder (the “Notice”) that it has received an unsolicited, bona fide offer (in circumstances where there has been no breach of the exclusivity provisions of this letter agreement) in respect of a sale of all or substantially all of the assets of the Seller or the Business (including, for the avoidance of doubt, the sale of 75% or more of the participation interests in CTC Investments LLC), or a merger, sale or business combination involving the Seller or the Business, that the Board of Directors of the Seller (or an authorized committee thereof) reasonably determines is reasonably likely to lead to a transaction that is superior to the Possible Transaction (a “Superior Proposal”), subject to a right of first refusal of the Bidder to match the key terms (including, for the avoidance of doubt, price and certainty of closing) of such competing offer. In order to exercise such right of first refusal, the Bidder must provide written notice of exercise (the “Exercise Notice”) by 5:00 pm New York time of the 5th New York business day after the day on which the Notice was given (not including the day on which the Notice was given), followed by written confirmation of financing, if applicable, within 20 New York business days of the Notice (the “Financing Confirmation”). Such right of refusal shall expire if the Bidder has not delivered the Exercise Notice and, if applicable, the Financing Confirmation, by the respective dates set forth in the preceding sentence.

8.             In the event that the exclusivity obligations of the Seller hereunder are terminated for the reasons set forth in paragraph 7(c) above, and the Seller does not consummate the Possible Transaction, the Seller shall pay to the Bidder cash in an amount equal to all of the third-party fees and expenses (including, without limitation, fees and expense of outside legal counsel, accountants, experts and consultants) actually incurred by or on behalf of the Bidder in connection with the Possible Transaction as set forth in a certificate of the Bidder to which are attached the supporting invoices of the third-party service providers.

9.             The Seller and the Bidder agree that it is their intention to sign a definitive, binding purchase and sale agreement in respect of a Possible Transaction (the “Binding Agreement”) by August 31, 2015. The Seller hereby agrees that such Binding Agreement, if executed, will provide that, in the event that the Seller terminates such Binding Agreement in order to pursue a Superior Proposal prior to the date on which the Seller’s stockholders approve such transaction, the Seller shall pay: $5.0 million (U.S. dollars five million) to the Bidder or as directed by the Bidder within two New York business days following such termination and (ii) cash in amount equal to all of the third-party fees and expenses actually incurred to the date of termination by or on behalf of the Bidder in connection with the Possible Transaction as set forth in a certificate of the Bidder to which are attached the supporting invoices of the third-party service providers.

10.          This letter agreement shall be governed by and construed in accordance with the laws of England. Any dispute arising out of or in connection with this letter agreement shall be referred to and finally resolved by arbitration by a single arbitrator under the LCIA Rules (which are hereby incorporated by reference). The place of the arbitration shall be London. The decision of the arbitral tribunal shall be final and not subject to appeal to any court.

If you are in agreement with the foregoing, kindly sign, date and return to me a copy of this letter agreement, which may be executed in counterparts.

Very truly yours,

CTC MEDIA, INC.

By:	/s/ YULIANA SLASHCHEVA
Name:	Yuliana Slashcheva
Title:	Chief Executive Officer

Acknowledged and agreed:

UTH RUSSIA LIMITED

By:	/s/ ANDREY DIMITROV
Name:	Andrey Dimitrov
Title:	CEO